UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported) August 6, 2005
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                          Ovation Products Corporation
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

          000-51145                                       02-0510323
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  (Commission File Number)                     (IRS Employer Identification No.)


                  395 East Dunstable Road
                   Nashua, New Hampshire                       03062
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         (Address of Principal Executive Offices)           (Zip Code)

                                 (603) 891-3224
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

         Agreement with INSEQ Corporation

         On August 8, 2005, Ovation Product Corporation entered into a letter agreement with INSEQ Corporation, an affiliate corporation of GreenShift Corporation (OTC Bulletin Board: "GSHF"). GreenShift Corporation agreed on August 6, 2005, to purchase 200,000 shares of our common stock over a four month period beginning on August 30, 2005, for an aggregate purchase price of $1 million.

         The letter agreement provides, among other things, that in the event that we desire to contract with outside contractors to manufacture our Clean Water Appliances, our proprietary compact stand-alone distiller units, or certain components of our Clear Water Appliances, we will be required to engage INSEQ to manufacture the units or components if the terms of its proposal are at least as commercially favorable to us as any competing proposal we receive. The letter agreement further provides that INSEQ will provide us with certain prototype manufacturing services at cost. The right of first refusal granted to INSEQ will terminate on December 31, 2007.

         Agreement with GreenShift Industrial Design Corporation

         On August 9, 2005, we entered into a license agreement with GreenShift Industrial Design Corporation ("GreenShift Industrial"), a wholly-owned subsidiary of GreenShift Corporation. GreenShift Industrial focuses on the engineering and marketing of environmentally sensitive innovations and processes that enhance manufacturing efficiencies, improve resource utilization and minimize waste.

         Under the license agreement, we agreed to grant GreenShift Industrial certain exclusive and non-exclusive licenses to use our new patented and patent-pending implementations of a vapor compression water distillate process and our Clean Water Appliance (the "Technology") for certain applications of GreenShift Industrial identified in the agreement.

         Pursuant to the license agreement, GreenShift Industrial may develop, invent, make or have made, use, promote, distribute, sell and sublicense the Technology and any development or improvements thereto for the applications detailed in the agreement. The right to sublicense the Technology is limited to sublicenses to "portfolios companies" and affiliates of GreenShift Corporation and only for so long as they remain portfolio companies and affiliates. The term "portfolio companies" is defined in the license agreement to include GreenShift Corporation and any company in which GreenShift Industrial or GreenShift Corporation owns more than 15% of the outstanding equity interests. In addition, we have retained the right to directly sell products and/or provide services to third parties for the applications of GreenShift Industrial that are subject to the exclusive license, and we may enter into certain license or distribution agreements with third parties in connection with these applications, provided that in both cases, we will pay GreenShift Industrial royalty fees.

         In consideration of the licenses granted, GreenShift Industrial agreed to pay Ovation a royalty fee equal to 1% of service revenues or product sale revenues, or 20% of license revenue deriving from the use or license by GreenShift Industrial of the Technology and any development of and improvements to the Technology. The license agreement further provides for an additional license fee if GreenShift Industrial manufactures related equipment at its own expense. We also have a right of first refusal to engineer units based on the licenses for GreenShift Industrial. GreenShift Industrial is obligated to remit royalty fees under the agreement when cash flow permits but no less frequently than annually.

         Under the license agreement, title and ownership of the Technology is retained by Ovation. GreenShift Industrial has agreed to protect and maintain the confidentiality of the information related to the Technology for the term of the agreement and five years thereafter.

         The license agreement has a five year term unless terminated earlier pursuant to its terms, including at any time at the sole discretion of GreenShift Industrial. Ovation may terminate the license with respect to each application of GreenShift Industrial set forth in the agreement, upon at least 90 days prior notice, if during 2008 or any year thereafter GreenShift fails to generate more than $100,000 in revenue from such application deriving from the use of the Technology.

Item 3.02 Unregistered Sales of Equity Securities

         On August 6, 2005, Ovation Products Corporation entered into agreements with GreenShift Corporation, pursuant to which GreenShift Corporation will purchase 200,000 shares of our common stock over a period of four months beginning on August 30, 2005, for an aggregate purchase price of $1 million. The agreements further provide that for each share of common stock issued, GreenShift will receive warrants to purchase two shares of our common stock, exercisable over a period of five years, at an exercise price of $6.00 per share. The agreement also permits GreenShift Corporation to designate a nominee for election to Ovation's Board of Directors.

         The offer and sale of these securities were made as part of a private placement of our common stock and were exempt from the registration requirements of Section 5 of the Securities Act, as amended, pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder. We relied on the following facts in determining that the offer and sale of these securities as part of our private placement qualify for the exemption provided by Rule 506:

         o The offer and sale satisfied the terms and conditions of Rule 501 and 502 under the Securities Act; and

         o Pursuant to Rule 506 under the Securities Act, no more than 35 purchasers purchased our securities from us under the offer, as determined in accordance with Rule 501(e) under the Securities Act.

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 11, 2005                  Ovation Products Corporation


                                        By: /s/ Robert MacDonald
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                                            Name: Robert MacDonald
                                            Title: Chief Executive Officer